 Exhibit 99.3

Steiner Leisure Limited and Subsidiaries

Unaudited Pro Forma

Condensed Consolidated Financial Statements

On December 31, 2009, Steiner Leisure Limited ("Steiner Leisure") acquired all of the stock of Bliss World Holdings, Inc. ("Bliss") from Starwood Hotel & Resorts Worldwide, Inc. for $100.0 million in cash less cash acquired. Bliss is a spa and skincare company with hotel and day spa locations, offering services under the Bliss, Remède and Laboratoire Remède brands. Bliss also operates an e-commerce and catalog business and distributes its products through various third parties.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Steiner Leisure reflect adjustments to the historical consolidated financial statements of Steiner Leisure to give effect of the Bliss acquisition to the Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2009 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet and as if the transaction occurred on January 1, 2008 for the Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 2008 and the nine months ended September 30, 2009.

The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and Steiner Leisure believes such assumptions are reasonable under the circumstances.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements of Steiner Leisure and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Steiner Leisure included in the December 31, 2008 Annual Report on Form 10-K of Steiner Leisure.

These Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of Steiner Leisure's results of operations or financial condition had the acquisition been completed on the dates assumed. In addition, they are not necessarily indicative of Steiner Leisure's future results of operations or financial condition.

Steiner Leisure Limited
Pro Forma Condensed Consolidated Balance Sheets
As of September 30, 2009
(Unaudited)
(in thousands, except per share data)

	Steiner Leisure Limited	Bliss World Holdings, Inc.	Pro forma Adjustments		Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$68,831	$2,795	$(30,151	)b	$39,363
			(2,112	)d
Accounts receivable, net	20,446	5,265	--		25,711
Accounts receivable-students, net	21,026	--	--		21,026
Inventories	26,585	11,338	(162	)d	37,761
Prepaid expenses and other current assets	9,141	3,531	--		12,672
Total current assets	146,029	22,929	(32,425)		136,533
PROPERTY AND EQUIPMENT, net	52,114	31,727	--		83,841
GOODWILL	75,405	20,476	17,661	c	113,542
OTHER ASSETS:
Intangible assets, net	5,847	8,469	12,931	c	27,247
Other	10,333	--	--		10,333
Total other assets	16,180	8,469	12,931		37,580
Total assets	$289,728	$83,601	$(1,833)		$371,496

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,627	$3,479	$--		$11,106
Accrued expenses	30,745	2,122	--		32,867
Current portion of deferred rent	1,081	--	--		1,081
Current portion of deferred tuition revenue	24,866	--	--		24,866
Gift certificate liability	3,597	8,888	(202	)d	12,283
Income taxes payable	1,834	--	--		1,834
Due to related parties, net	--	42,492	(42,492	)d	--
Total current liabilities	69,750	56,981	(42,694)		84,037
DEFERRED INCOME TAX LIABILITY	3,406	--	6,990	e	10,396
LONG-TERM DEFERRED RENT	10,358	1,326	(1,326	)d	10,358
LONG-TERM DEFERRED TUITION REVENUE	1,240	--	--		1,240
LONG-TERM DEBT	--	--	60,500	b	60,500

SHAREHOLDERS' EQUITY:
Preferred shares, $.01 par value; 10,000,000 shares authorized, none issued and outstanding	--	--	--		--
Common shares, $.01 par value; 100,000,000 shares authorized, 22,906,000 shares issued in 2009	229	--	--		229
Additional paid-in capital	136,528	26,969	(26,969	)a	136,528
Accumulated other comprehensive income (loss)	(2,571)	1,568	(1,568	)a	(2,571)
Retained earnings	323,287	(3,243)	3,234	a	323,278
Treasury shares	(252,499)	--	--		(252,499)
Total shareholders' equity	204,974	25,294	(25,303)		204,965
Total liabilities and shareholders' equity	$289,728	$83,601	$(1,833)		$371,496

Steiner Leisure Limited
Pro Forma Condensed Consolidated Statement of Income
For the nine months ended September 30, 2009
(Unaudited)
(in thousands, except per share data)

	Steiner Leisure Limited	Bliss World Holdings, Inc.	Pro forma Adjustments		Consolidated

REVENUES:
Services	$256,399	$25,789	$--		$282,188
Products	109,238	35,172	--		144,410
Total revenues	365,637	60,961	--		426,598

COST OF REVENUES:
Cost of services	207,233	23,476	--		230,709
Cost of products	81,233	21,323	--		102,556
Total cost of revenues	288,466	44,799	--		333,265
Gross profit	77,171	16,162	--		93,333

OPERATING EXPENSES:
Administrative	18,029	7,804	8	g	25,349
			(492	)h
Salary and payroll taxes	28,832	9,544	(569	)h	37,807
Total operating expenses	46,861	17,348	(1,053)		63,156
Income (loss) from operations	30,310	(1,186)	1,053		30,177

OTHER INCOME (EXPENSES), NET:
Interest expense	(101)	(1,685)	97	f	(1,689)
Other income	185	4	--		189
Total other income (expense), net	84	(1,681)	97		(1,500)
Income (loss) before provision for income taxes	30,394	(2,867)	1,150		28,677

PROVISION FOR INCOME TAXES	3,311	237	586	e	4,134

Net income (loss)	$27,083	$(3,104)	$564		$24,543

Income per share:
Basic	$1.85				$1.69
Diluted	$1.82				$1.65

Shares
Basic	14,556				14,556
Diluted	14,719				14,719

Steiner Leisure Limited
Pro Forma Condensed Consolidated Statement of Income
For the twelve months ended December 31, 2008
(Unaudited)
(in thousands, except per share data)

	Steiner Leisure Limited	Bliss World Holdings, Inc.	Pro forma Adjustments		Consolidated

REVENUES:
Services	$360,819	$42,021	$--		$402,840
Products	179,950	64,497	--		244,447
Total revenues	540,769	106,518	--		647,287

COST OF REVENUES:
Cost of services	294,908	37,276	--		332,184
Cost of products	119,005	38,359	--		157,364
Total cost of revenues	413,913	75,635	--		489,548
Gross profit	126,856	30,883	--		157,739

OPERATING EXPENSES:
Administrative	34,630	15,704	10	g	50,044
			(300	)h
Salary and payroll taxes	42,029	15,894	(758	)h	57,165
Total operating expenses	76,659	31,598	(1,048)		107,209
Income (loss) from operations	50,197	(715)	1,048		50,530

OTHER INCOME (EXPENSES), NET:
Interest expense	(269)	(2,167)	120	f	(2,316)
Other income	463	148	--		611
Total other income (expense), net	194	(2,019)	120		(1,705)
Income (loss) before provision for income taxes	50,391	(2,734)	1,168		48,825

PROVISION FOR INCOME TAXES	4,509	445	781	e	5,735

Net income (loss)	$45,882	$(3,179)	$387		$43,090

Income per share:
Basic	$3.01				$2.83
Diluted	$2.96				$2.78

Shares
Basic	15,253				15,253
Diluted	15,433				15,433

Notes:

  Reflects the elimination of Bliss' equity and retained earnings.
  Cash and debt financing incurred in connection with the acquisition of Bliss.
  Reflects the elimination of Bliss' recorded goodwill and intangible asset and the addition of goodwill and intangibles initially identified in connection with the acquisition of Bliss by the Company. This allocation is preliminary and subject to change.
  Reflects fair market value adjustments. This amount is preliminary and subject to change.
  Reflects tax adjustments recorded in connection with the acquisition of Bliss.  This amount is preliminary and subject to change.
  The pro forma interest expense assumes borrowing funds at 3.5% (plus LIBOR) annual interest rate for the purchase price of $100 million. The annual interest rate is based on Steiner's credit facility rate as of December 31, 2009. The interest expense assumes the closing of the transaction and funds were borrowed on January 1, 2008.  The interest expense recorded by Bliss has been eliminated.
  The pro forma amortization expense assumes the transaction closed January 1, 2008. The following table reflects the purchase price allocation which is preliminary and subject to change.

Intangible Assets	Purchase Price Allocation	Estimated Useful Life
Trade names	$21,000	Indefinite
Leases, net	100	Lease terms
Total	$21,100

  Corporate allocations that will no longer be incurred.